Exhibit 99.1

Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President
Robert S. Stewart
Executive Vice President
News For Immediate Release

EAGLE MATERIALS INC. ANNOUNCES PROMOTIONS AND

NEW ADDITION TO THE EXECUTIVE TEAM

Dallas, TX, August 24, 2009: Eagle Materials Inc. (NYSE: EXP) today announced the following senior management team appointments:

•	D. Craig Kesler has been promoted to Executive Vice President, Finance and Administration and CFO

•	William R. Devlin has been promoted to Senior Vice President, Controller and Chief Accounting Officer

•	Robert S. Stewart joins Eagle Materials as Executive Vice President, Strategy, Corporate Development and Communications, reporting to Steve Rowley, President and CEO

Mr. Kesler, who joined Eagle in 2004, has served as Vice President, Investor Relations and Corporate Development since 2005. Prior to joining Eagle Materials, Mr. Kesler served multi-national clients during his tenure in public accounting with Arthur Andersen LLP and Ernst & Young LLP. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants (AICPA).

Mr. Devlin joined Eagle Materials in 2004 as Director of Internal Audit, and has served as Vice President, Controller since 2005. Prior to joining Eagle, Mr. Devlin spent 16 years in public accounting with KPMG and PricewaterhouseCoopers. He is a Certified Public Accountant and a member of the AICPA.

Mr. Stewart joins Eagle Materials from Centex Corporation where he served as an executive officer with responsibility for strategy, marketing, sales, corporate development and communications.

“These promotions along with the addition of Bob strengthens Eagle’s senior management team and greatly adds to our capacity to implement our growth strategy while we maintain and extend our low cost producer positions,” said Mr. Rowley. “I am confident we have the best team in place to not only weather the current business cycle but to emerge from it more competitive and with improved operating margins and earnings.”

About Eagle Materials Inc.

Eagle Materials Inc manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates from 25 facilities across the U.S. The company is headquartered in Dallas, Texas.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President, Finance and Administration and CFO

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

###

    Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

2